Exhibit 23(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-209526) of Stryker Corporation, and

(2)	Registration Statement (Form S-8 Nos. 333-78201, 333-140961, 333-150396, 333-179142, 333-221958 and 333-221959) of Stryker Corporation;
of our reports dated February 8, 2018, with respect to the consolidated financial statements and schedule of Stryker Corporation and subsidiaries and the effectiveness of internal control over financial reporting of Stryker Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ ERNST & YOUNG LLP
Grand Rapids, Michigan
February 8, 2018